Exhibit 4.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is entered into as of July 24, 2014 among UNITED STATES CELLULAR CORPORATION, a Delaware corporation (the "Borrower"), each lender party hereto (collectively, the "Lenders" and individually, a "Lender"), TORONTO DOMINION (TEXAS) LLC, as Administrative Agent, and THE TORONTO DOMINION BANK, NEW YORK BRANCH, as Swing Line Lender and L/C Issuer.

R E C I T A L S:

A.            The Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent entered into that certain Credit Agreement dated as of December 17, 2010, as amended by that certain First Amendment to Credit Agreement, dated as of September 2, 2011 and that certain Second Amendment to Credit Agreement, dated as of December 13, 2012 (as amended, restated or substituted from time to time, the "Credit Agreement").  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.            The Borrower has requested an amendment to the maximum permitted Consolidated Leverage Ratio, and the several Lenders parties to this Amendment (which Lenders constitute the Required Lenders) are willing to agree to such amendment, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrower, set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants, terms and conditions, and in reliance upon the representations and warranties, in each case contained herein, the parties hereto agree hereby as follows:

ARTICLE I

Section 1.01               AMENDMENT TO SECTION 1.01.  The following defined terms are amended and restated to read in their entirety as follows:

"Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, shall be substantially in the form of Exhibit A  or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

"Responsible Officer" means the Chairman, President and Chief Executive Officer, Executive Vice President - Finance, Chief Financial Officer and Treasurer, or Vice President and Controller of the Borrower, or the Senior Vice President – Finance and Treasurer or Vice President and Assistant Treasurer of the Parent Company and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any two of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

"Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

Section 1.02               AMENDMENT TO SECTION 2.02.  Section 2.02(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

(a)           Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided  that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice.  Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans or conversion of any Eurodollar Rate Loans to Base Rate Committed Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period," the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

Section 1.03               AMENDMENT TO SECTION 2.04.  Section 2.04(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (i) telephone or (ii) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice.  Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (I) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (II) that one or more of the applicable conditions specified in Article IV  is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower by either crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds or pursuant to other written direction of the Borrower.

Section 1.04               AMENDMENT TO SECTION 7.10.  Section 7.10(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

(b)           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than the ratios indicated for each period specified below:

Period	Ratios
From July 1, 2014 through December 31, 2015	3.75 to 1.00
From January 1, 2016 through June 30, 2016	3.50 to 1.00
From July 1, 2016 through December 31, 2016	3.25 to 1.00
From January 1, 2017 and thereafter	3.00 to 1.00

Section 1.05               AMENDMENT TO SECTION 10.17.  Section 10.17 of the Credit Agreement is amended and restated to read in its entirety as follows:

10.17      Electronic Execution of Assignments and Certain Other Documents.  The words "execution," "signed," "signature," and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

ARTICLE II

Section 2.01               REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:

(a)                 the representations and warranties of the Borrower contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished in connection herewith or therewith, shall be true and correct in all material respects (or, to the extent any such representation or warranty is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the Third Amendment Effective Date (as defined below), after giving effect to the amendments contemplated in this Amendment, as if such representations and warranties were being made on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of Section 4.02 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b)                 no event has occurred and is continuing which constitutes a Default;

(c)                 (i) the Borrower has the full power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly executed and delivered by the Borrower, and (iii) this Amendment and the Credit Agreement, as amended hereby, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other applicable laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(d)                 the execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, and the consummation of any transactions contemplated herein or therein, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable law to which the Borrower is subject, except in each case referred to in subsections (b)  and (c)  above to the extent that any such conflict, breach, contravention, creation, requirement or violation could reasonably be expected to have a Material Adverse Effect; and

(e)                 no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, the Borrower of this Amendment or any other Loan Document other than those already obtained or performed.

ARTICLE III

Section 3.01               CONDITIONS PRECEDENT TO EFFECTIVENESS.    The parties hereto agree that this Amendment shall not be effective until the satisfaction of each of the following conditions precedent:

(a)                 the Administrative Agent shall have received a copy of this Amendment duly completed, executed and delivered by the Borrower, the Required Lenders and the Swing Line Lender;

(b)                 the Administrative Agent shall have received, for the account of each Lender (including Toronto Dominion (Texas) LLC) who timely consents and delivers a duly completed signature page to this Amendment, an upfront fee equal to 10 basis points multiplied by such Lender's Commitment;

(c)                 the Administrative Agent shall have received payment of all fees due and owing the Administrative Agent under any fee letter executed in connection this Third Amendment and other out-of pocket fees and expenses to the extent invoiced (including reasonable attorneys' fees and expenses through the Third Amendment Effective Date) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and due under any fee letter or other agreement; and

(d)                 each of the representations and warranties made in this Amendment shall be true and correct on and as of the Third Amendment Effective Date as if made on and as of such date, both before and after giving effect to this Amendment.

ARTICLE IV

Section 4.01               MISCELLANEOUS.

(a)                 RATIFICATION OF LOAN DOCUMENTS.  Except for the specific amendments, releases and waivers expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document.

(b)                 THIRD AMENDMENT EFFECTIVE DATE.  This Amendment shall become effective when the Administrative Agent has received counterparts of this Amendment executed by the Borrower, the Administrative Agent, the Required Lenders and the Swing Line Lender and each of the conditions precedent set forth in Section 3.01 in this Amendment has been satisfied (the "Third Amendment Effective Date"), whether or not this Amendment has been executed and delivered by each and every Lender named on a signature pages attached hereto.

(c)                 REFERENCES TO THE CREDIT AGREEMENT.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(d)                 EXECUTION IN COUNTERPARTS.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

(e)                 GOVERNING LAW; BINDING EFFECT.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(f)                  HEADINGS.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(g)                 TIME OF THE ESSENCE.  Time is of the essence of this Amendment and the Loan Documents.

(h)                 ENTIRE AGREEMENT.  THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Third Amendment Effective Date.

UNITED STATES CELLULAR CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By:
Name:
Title:

THE TORONTO DOMINION BANK, NEW YORK BRANCH,
as L/C Issuer and Swing Line Lender

By:
Name:
Title:

[________________],
as a Lender

By:
Name:
Title: